Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fortune Brands Innovations, Inc. of our report dated February 23, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Fortune Brands Innovations, Inc.’s Annual Report on Form 10-K for the year ended December 27, 2025.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 29, 2026

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